Exhibit 99.1

[ONEOK Partners Logo]	NEWS
November 7, 2007	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Tom Droege
918-588-7561

ONEOK Partners to Present at

RBC Capital MLP Conference

TULSA, Okla. - Nov. 7, 2006 - ONEOK Partners, L.P. (NYSE: OKS) will present at the RBC Capital MLP Conference on Friday, Nov. 16, 2007, in Las Colinas, Texas, at 8 a.m.

Central Standard Time (9 a.m. Eastern Standard Time).

John W. Gibson, chairman, president and chief executive officer of ONEOK Partners,

will present.

The presentation will be webcast the morning of the conference and will be accessible on ONEOK Partners' Web site at www.oneokpartners.com. A replay of the webcast will be archived for 30 days after the conference.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKS-FV

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